UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 14, 2025, the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) as part of its ordinary course recurrent review of the Company's codes and policies. The amended Code of Conduct does not result in any waiver to any officer, director or employee of the Company, explicit or implicit, from any provision of the Code of Conduct as in effect prior to the Board’s action to amend the Code of Conduct. The amended Code of Conduct is applicable to all directors, officers and employees of the Company and its subsidiaries.

The foregoing description of the amended Code of Conduct is a summary and is qualified in its entirety by the full text thereof, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company’s amended Code of Conduct will also be posted on the “Governance—Documents & Policies” page of the “Investor Relations” section of the Company’s website at www.rexfordindustrial.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
14.1	Rexford Industrial Realty, Inc. Code of Business Conduct and Ethics

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: April 18, 2025	By:	/s/ David E. Lanzer
David E. Lanzer General Counsel and Corporate Secretary